Exhibit 99.1

FOR IMMEDIATE RELEASE

Ultimate Software Reports Q1 2004 Financial Results

27% Growth in Recurring Revenues, $2 Million in New Annual Recurring Revenue

Weston, FL, April 28, 2004– The Ultimate Software Group, Inc. (Nasdaq: ULTI), a leading provider of Web-based payroll and workforce management solutions, today announced financial results for its first quarter of 2004. For the quarter ended March 31, 2004, the Company reported an increase in total revenues of 10%, as compared to the first quarter of 2003, to $15.9 million, with a net loss per share of $0.13. Recurring revenues increased 27% to $8.7 million and license revenues increased 15% to $1.4 million compared with the first quarter of the previous year. Net loss for the 2004 first quarter was $2.8 million, or $0.13 per share, compared with $2.6 million, or $0.16 per share, for the same quarter of 2003.

Annual recurring revenues, as defined in Financial Highlights below, were $2.0 million for the first quarter of 2004, a 104% increase over the first quarter of 2003, versus guidance of between $2.5 million and $3.0 million given on February 11, 2004.

“Our total recurring revenues were up 27% over those in the first quarter last year, and our Intersourcing service model is the cornerstone of that growth. In the first quarter, 65% of our new contracts were for Intersourcing, up from 60% in the fourth quarter of 2003 and 50% in the third quarter 2003. While our license revenues were up 15% over the prior year’s same quarter, they were weaker than our estimates,” said Scott Scherr, CEO, president, and founder of Ultimate Software.

“While we could not totally eliminate the seasonality of our business in the first quarter, we are encouraged by our year-over-year growth and believe we remain on track to achieve our 2004 goals. Our strategy has been, and continues to be, to transform our business from a license-centric model to a hybrid service model generating a significantly higher percentage of recurring revenues.”

Ultimate Software’s financial results teleconference will be held today, April 28, 2004, at 5:00 p.m. Eastern Time, via World Investor Link at http://www.vcall.com/eventpage.asp?ID=87714. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance may be discussed during the teleconference call.

Financial Highlights

•	Annual recurring revenues attributable to sales during the first quarter of 2004 were $2 million. Annual recurring revenues represent the expected one-year value from (i) new Intersourcing sales (including prorated one-time charges); (ii) maintenance revenues related to new license sales; and (iii) recurring revenues from additional sales to Ultimate Software’s existing client base.

•	Recurring revenues – consisting of maintenance revenues, Intersourcing revenues from our hosted offering of UltiPro, and subscription revenues from per-employee-per-month fees generated by business partners – grew by 27% for the first quarter of 2004 compared to the same quarter of 2003. Intersourcing revenues were a substantial factor in the year-over-year growth in recurring revenues.

•	Ceridian Corporation signed a $2.5 million extension of its services agreement with Ultimate Software through September 30, 2004.

•	Cash as of March 31, 2004 was $11.3 million as compared to $13.8 million as of December 31, 2003.

•	Days sales outstanding were 48 days as of March 31, 2004 as compared with 49 days as of March 31, 2003 and 52 days as of December 31, 2003.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements, including the Company’s expected levels of revenues and expenditures, involve known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company’s quarterly operating results, concentration of the Company’s product offerings, development risks involved with new products and technologies, competition, the Company’s relationships with third parties, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software

Ultimate Software, a leading provider of Web-based payroll and workforce management solutions, markets award-winning UltiPro as licensed software, as a hosted application through Intersourcing, and as a co-branded offering to Business Service Providers (BSPs) under the “Powered by UltiPro” brand. The Company employs 430 professionals who are united in their commitment to developing trendsetting solutions and delivering quality service. Ultimate Software customers represent diverse industries and include such organizations as Benihana Restaurants, The Container Store, Elizabeth Arden, The Florida Marlins Baseball Team, The New York Yankees Baseball Team, Omni Hotels, Ruth’s Chris Steak House, and SkyWest Airlines. More information on Ultimate Software’s products and services can be found at www.ultimatesoftware.com.

UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:	Mitchell K. Dauerman Chief Financial Officer and Investor Relations Phone: 954-331-7369 E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2004	2003
Revenues:
Recurring	$8,699	$6,861
Services	5,809	6,328
License	1,397	1,213

Total revenues	15,905	14,402

Cost of revenues:
Recurring	2,882	2,291
Services	4,657	4,435
License	273	243

Total cost of revenues	7,812	6,969

Operating expenses:
Sales and marketing	4,831	4,089
Research and development	4,555	4,329
General and administrative	1,458	1,618

Total operating expenses	10,844	10,036

Operating loss	(2,751)	(2,603)

Interest expense	(29)	(53)
Interest and other income	15	20

Net loss	$(2,765)	$(2,636)

Net loss per share – basic and diluted	$(0.13)	$(0.16)

Weighted average shares outstanding:
Basic and diluted	20,680	16,718

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	As of	As of
	March 31,	December 31,
	2004	2003
ASSETS

Current assets:
Cash and cash equivalents	$11,251	$13,783
Accounts receivable, net	8,311	9,292
Prepaid expenses and other current assets	2,893	2,709

Total current assets	22,455	25,784

Property and equipment, net	7,804	7,188
Capitalized software, net	854	1,234
Other assets, net	1,739	1,606

Total assets	$32,852	$35,812

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,760	$2,549
Accrued expenses	5,172	5,378
Current portion of deferred revenue	21,705	22,277
Current portion of capital lease obligations	1,035	818

Total current liabilities	29,672	31,022

Deferred revenue, net of current portion	1,971	2,333
Capital lease obligations, net of current portion	1,399	796

Total liabilities	33,042	34,151

Stockholders’ equity (deficit):
Preferred Stock, $.01 par value	–	–
Series A Junior Participating Preferred Stock, $.01 par value	–	–
Common Stock, $.01 par value	211	208
Additional paid-in capital	87,674	86,760
Accumulated deficit	(87,021)	(84,253)

	864	2,715
Treasury Stock, at cost	(1,054)	(1,054)

Total stockholders’ equity (deficit)	(190)	1,661

Total liabilities and stockholders’ equity (deficit)	$32,852	$35,812